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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2003 relating to the financial statements, which appear in The Med-Design Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 17, 2003